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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      June 13, 1997
                                                 -----------------------------

                                MBf USA, Inc.
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           (Exact name of registrant as specified in its charter)


   Maryland                       0-17458                         73-1326131
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(State or other                 (Commission                      (IRS Employer
jurisdiction of                 File Number)                    Identification
incorporation)                                                      Number)


500 Park Boulevard, Suite 1260, Itasca, Illinois                     60143
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code       (630) 285-9191
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  N/A
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(Former name or former address, if changed since last report)


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Item 5.  SAFETY OF EQUITY SECURITIES PURSUANT TO REGULATION S
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          Pursuant to a subscription agreement dated May 20, 1997,
Wembley Rubber Products (M) Sdn Bhd agreed to purchase 2,500,000 shares of Common Stock (the "Shares") of MBf USA, Inc. (the "Company") which agreement is subject to several conditions precedent before closing is to occur. As a result of completion on June 13, 1997, of a material condition precedent set forth in this subscription agreement, the Company believes that there is a substantial likelihood that closing will take place and the Shares issued. The Company anticipates such closing will occur in early August 1997. The purchase price of the Shares will be $2.70 per Share or $6,750,000 in the aggregate, payable entirely in cash. The Company did not use any underwriter in connection with this offering.

         The Company is claiming an exemption for this offering pursuant to Regulation S under the Securities Act of 1933, as amended.



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                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           MBf USA, Inc.
                                           (Registrant)




DATE: June 20, 1997                        By:     /s/ Stephen Tan
                                                   ---------------------
                                           Name:   Stephen Tan
                                           Title:  Chief Financial Officer